UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

NOCERA, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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NOCERA, INC.

3F (Building B), No. 185, Sec. 1, Datong Rd.

Xizhi Dist, New Taipei City 221, Taiwan

NOTICE OF ACTION TO BE TAKEN BY THE STOCKHOLDERS WITHOUT A MEETING

April 28, 2022

To the Stockholders of Nocera, Inc.:

The purpose of this letter and the enclosed Information Statement is to inform you that stockholders holding a majority of the voting power of the outstanding common stock and Series A Preferred Stock (the “Majority Stockholders”) of Nocera, Inc., a Nevada corporation (the “Company”), as of April 15, 2022 (the “Record Date”), have approved by written consent in lieu of a meeting an amendment (the “Amendment”) to the Company’s articles of incorporation, as amended (“Articles of Incorporation”), to effect a reverse stock split of the Company’s outstanding common stock at a ratio of 2-for-3.

Our Board of Directors has authorized, subject to stockholder approval, the Amendment, and the Majority Stockholders have executed a written consent approving the Amendment. Their written consent constitutes the only approval required under Nevada corporate law and our Articles of Incorporation and amended and restated bylaws, as presently in effect. Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, the Amendment will not become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company and only in conjunction with the Company’s common stock, par value $0.001 per share, being listed on the Nasdaq Capital Market.

The Company will bear the expenses relating to this Information Statement, including expenses in connection with preparing and mailing this Information Statement and all documents that now accompany or may in the future supplement it. We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the written consent of the Majority Stockholders satisfies all applicable stockholder voting requirements, we are not asking you for a proxy. We are furnishing this Information Statement to you solely to inform you of the approval of the Amendment by the holders of a majority of the voting power of our common stock and Series A Preferred Stock. No action is required by you.

The Information Statement is for information purposes only — Please read it carefully.

By Order of the Board of Directors,

/s/ Yin-Chieh Cheng
Yin-Chieh Cheng
Chairman of the Board of Directors

INFORMATION STATEMENT

OF

NOCERA, INC.

3F (Building B), No. 185, Sec. 1, Datong Rd.

Xizhi Dist., New Taipei City 221, Taiwan

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

April 28, 2022

General Information

This Information Statement is being provided to you by the Board of Directors (“Board”) of Nocera, Inc., a Nevada corporation (the “Company”), and is expected to be mailed on or about April 28, 2022, to the stockholders of record of the Company, at the close of business on April 15, 2022 (the “Record Date”). This Information Statement is being sent to you for information purposes only. No action is requested or required on your part.

This Information Statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our common stock and Series A Preferred Stock outstanding as of the Record Date (the “Majority Stockholders”) have adopted, by written consent, resolutions authorizing us to take the following corporate action (the “Corporate Action”):

Reverse Stock Split. To file an amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended (“Articles of Incorporation”), to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding shares of common stock at a ratio of 2-for-3, with fractional shares resulting from the Reverse Stock Split rounded up to the nearest whole number.

A copy of the Amendment is attached hereto as Appendix A, subject to any changes that the Board might deem appropriate to effectuate the Reverse Stock Split.

Additional information regarding the Company, its business, its stock, and its financial condition are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2022. Copies of the Company’s Annual Report on Form 10-K are available on the SEC’s website at www.sec.gov; the Company’s website at www.nocera.company; or upon request to: Yin-Chieh Cheng, Chief Executive Officer, President and Chairman of the Board, Nocera, Inc., 3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City 221, Taiwan, free of charge.

Forward Looking Statements

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement.

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Dissenters’ Right of Appraisal

Under Nevada law and our Articles of Incorporation and amended and restated bylaws (“Bylaws”), no stockholder has any right to dissent regarding the Reverse Stock Split, nor is entitled to appraisal of or payment for their shares of common stock.

Outstanding Shares and Voting Rights

As of the Record Date, our authorized capitalization consisted of (i) 200,000,000 shares of common stock, $0.001 par value per share, of which 10,707,150 shares were issued and outstanding, and (ii) 10,000,000 shares of preferred stock, of which 2,000,000 shares are designated Series A Preferred Stock, $0.001 par value per share, of which 80,000 shares are outstanding.

Each share of our common stock entitles its holder to one vote on the Corporate Action. Each share of Series A Preferred Stock entitles the holder to one vote on the Corporate Action. As of the Record Date, the holders of the outstanding common stock and Series A Preferred Stock were entitled to an aggregate of 10,787,150 votes on the Corporate Action.

Consenting Stockholders

The approval of the Corporate Action required the consent of the holders of a majority of the voting power of the outstanding capital stock entitled to vote under Section 78.2055 of the Nevada Revised Statutes (the “NRS”). NRS Section 78.320 and our bylaws provide that any action required to be taken at any annual or special meeting of stockholders of a Nevada corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Approval of the Corporate Action was obtained on the Record Date by the Company’s Chief Executive Officer, President and Chairman of the Board, Yin-Chieh Cheng, and the Company’s Chief Financial Officer, Shun-Chih Chuang. Mr. Cheng was entitled to an aggregate of 7,792,586 votes on the Corporate Action, representing approximately 72.24% of the voting power of the common stock and Series A Preferred Stock outstanding as of the Record Date. Mr. Chuang was entitled to an aggregate of 875,000 votes on the Corporate Action, representing approximately 8.11% of the voting power of the outstanding common stock and Series A Preferred Stock as of the Record Date. Together, Mr. Cheng and Mr. Chuang were entitled to an aggregate of 8,667,586 votes, representing approximately 80.35% of the voting power of the common stock and Series A Preferred Stock outstanding as of the Record Date, therefore, representing a majority of the votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. No consideration was paid for the consent of any consenting stockholder.

Description of Capital Stock

The following description of our capital stock summarizes the material terms and provisions of the indicated securities. For the complete terms of our common stock please refer to our Articles of Incorporation and Bylaws that we have filed with the SEC.

Pursuant to our Articles of Incorporation, we are authorized to issue 200,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of the Record Date, there were 10,707,150 shares of common stock and 80,000 shares of Series A Preferred Stock issued and outstanding.

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Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights. Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

Dividend Rights. Subject to limitations under Nevada law, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities.

Other Matters. The holders of our common stock that did not obtain such common stock through the exercise of Class A or Class B warrants are not entitled to subscription, redemption, registration or preemptive rights, with the exception that the holders of our common stock that obtained such common stock pursuant to the Agreement and Plan of Merger dated as of December 27, 2018, by and among the Company, Grand Smooth Inc Limited, and GSI Acquisition Corp, are entitled to registration rights. All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our Board has the authority to issue up to 10,000,000 shares of preferred stock, 2,000,000 of which have been designated as “Series A Preferred Stock,” and 8,000,000 of which have not been designated. Our Board may designate the undesignated preferred stock in one or more classes or series and fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

As of the Record Date, there were 80,000 shares of Series A Preferred Stock issued and outstanding. The Series A Preferred Stock has the following features:

Voting Rights. Generally, the Series A Preferred Stock shall vote together with the common stock and all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company including, but not limited to, actions amending the Articles of Incorporation to increase the number of authorized shares of the common stock. Each holder of shares of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of the common stock into which such shares of the Series A Preferred Stock are then convertible.

Dividend Rights. The Series A Preferred Stock shall bear dividends, at 8% annually, cumulative, based upon a purchase price of $2.50 per share, computed as (0.08 x $2.50 = 0.20 per share dividend per annum), payable in cash or common stock at market value, at the discretion of the Board, on or about December 31st of each year, from the date of issue.

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Conversion

Optional Conversion. Each holder of shares of the Series A Preferred Stock may, at any time and from time to time, convert each of its shares of Series A Preferred Stock into fully paid and nonassessable shares of common stock at a rate equal to one share of Series A Preferred Stock for one share of common stock.

Automatic Conversion. Automatic conversion of the Series A Preferred Stock shall occur 24 months after any approved stock exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series A Preferred Stock shall be on a one-for-one basis, which shall be post-reverse stock split as may be necessary for any exchange listing.

Liquidation Rights. Each holder of shares of the Series A Preferred Stock has liquidation rights, up to $2.50 per share, pro rata based on the number of shares held by each holder, plus any accrued unpaid dividends. The Company has redemption rights for the first year following the issuance date to redeem all or part of the principal amount of the Series A Preferred Stock between 115% and 140%.

Registration Rights. Each holder of shares of the Series A Preferred Stock has registration rights for common stock underlying conversion rights in the event the Company files any other registration statement. The Company will file, and pursue to effectiveness, a registration statement or offering statement for common stock underlying the automatic conversion event triggered by an exchange listing impairing the liquidation rights of the common stock.

Approval of Reverse Stock Split

Background

The Reverse Stock Split has been approved in order to increase the stock price of our common stock, which is currently trading on the OTC Pink marketplace, to a level sufficiently above the minimum bid price requirement that is required for initial listing on The Nasdaq Stock Market LLC (“Nasdaq”). The Company may apply for initial listing on Nasdaq at such time as it otherwise meets the other quantitative and qualitative requirements for listing. On the Record Date, the last reported sales price on the OTC Pink marketplace was $4.00 per share.

As a result of the foregoing, the Board and the Majority Stockholders have approved the Reverse Stock Split.

Effects of the Reverse Stock Split

After the effective date of the Reverse Stock Split, each stockholder of common stock will own a reduced number of shares of our common stock. Without taking into account fractional shares that will be rounded up to the nearest whole share as described below, based on the number of shares of common stock outstanding as of the Record Date, there will be a reduction in the number of outstanding common shares from 10,707,150 shares to 7,138,100 shares, before giving effect any offering of our shares in connection with the Nasdaq listing.

The Reverse Stock Split will reduce the number of shares of our common stock issuable in connection with the conversion of our outstanding shares of Series A Preferred Stock and the exercise of outstanding warrants as well as the number of authorized shares of common stock under our 2018 Stock Option and Award Incentive Plan in proportion to the exchange ratio of the Reverse Stock Split and will effect a proportionate increase in the exercise price of outstanding warrants and stock options, if any. In connection with the Reverse Stock Split, the number of shares of our common stock issuable upon exercise of outstanding stock awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. The Reverse Stock Split would have a similar effect upon our outstanding warrants.

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The table below sets forth the number of shares of common stock outstanding and issuable before and after the Reverse Stock Split.

	Before Reverse Stock Split	After Reverse Split*
Authorized Common Stock	200,000,000	200,000,000

Issued and Outstanding Common Stock	10,707,150	7,138,100

Common Stock issuable upon the exercise of the following outstanding securities:
Series A Preferred Stock	80,000	53,334
Series A Warrants	4,000,000	2,666,667
Class A Warrants	1,105,000	736,667
Class B Warrants	650,000	433,334
Class C Warrants	940,000	626,667
Class D Warrants	940,000	626,667
2018 Stock Option and Award Incentive Plan	10,000,000	6,666,667
Total Issuable Common Stock	17,715,000	11,810,003

Total Issued and Outstanding and Issuable Common Stock	28,422,150	18,948,103

Remaining Authorized Common Stock	171,577,850	181,051,897

________________________

*Does not take in account rounding up fractional shares to the nearest whole number.

The Reverse Stock Split will affect all of our common stockholders uniformly and will not affect any common stockholder’s percentage ownership interest in us, except to the extent that the Reverse Stock Split results in any of our common stockholders owning a fractional share as described below. The Reverse Stock Split will also proportionately affect the number of shares of our common stock issuable upon our outstanding securities convertible or exercisable into common stock and the conversion ratio or exercise price of such securities, as the case may be. The voting rights and other rights and preferences of the holders of our common stock will not be affected by the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split. The par value of our common stock would remain unchanged.

The Corporate Action to effect the Reverse Stock Split will not proportionately change the number of authorized shares of our common stock. As a result, one of the effects of the Reverse Stock Split will be to effectively increase the proportion of authorized shares which are unissued relative to those which are issued. This could result in us being able to issue more shares without further stockholder approval.

Although we believe that the Reverse Stock Split may be in the best interests of the Company and our stockholders, once implemented, the Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

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Additional Risks Associated with the Reverse Stock Split

There can be no assurance that the market value per share of our common stock after the Reverse Stock Split will increase and/or remain higher than the current market value per share of our common stock at any time or for any period of time after the Reverse Stock Split or that our total market capitalization after the Reverse Stock Split will be equal to or greater than our total market capitalization before the Reverse Stock Split.

There can be no assurance that the market value per share of our common stock after the Reverse Stock Split will be increased by a multiple equal to the Reverse Stock Split ratio, or increase at all, or remain constant in proportion to the reduction in the number of outstanding shares of our common stock immediately prior to the Reverse Stock Split or any increase in the market per share of our common stock after the Reverse Stock Split. Accordingly, our total market capitalization after the Reverse Stock Split could be lower than our total market capitalization before the Reverse Stock Split and, in the future, the market value per share of our common stock after the Reverse Stock Split may not exceed and/or remain higher than the current market value per share of our common stock immediately prior to the Reverse Stock Split. In many cases, the total market capitalization of a company immediately after a Reverse Stock Split is lower than the total market capitalization immediately prior to the Reverse Stock Split.

When the Reverse Stock Split is implemented, the resulting per-share price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of these investors, and consequently, the trading liquidity of our common stock may not improve.

While we believe that a higher stock price may help generate investor interest in our common stock, the Reverse Stock Split may not result in a stock price that will attract institutional investors or investment funds or satisfy the investing guidelines of institutional investors or investment funds. A decline in the market price of our common stock after the Reverse Stock Split may result in a greater percentage decline than would occur in the absence of the Reverse Stock Split. If the Reverse Stock Split is implemented and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our common stock is also based on our performance, the fact that our common stock will be listed on the Nasdaq Capital Market and other factors, which are unrelated to the number of shares of common stock outstanding.

Implementation of the Reverse Stock Split

We intend to file the amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada with respect to the Reverse Stock Split upon approval of the listing of the Company’s common stock on the Nasdaq Capital Market, and the implementation of the Reverse Stock Split is contingent on such approval. Except as explained below with respect to fractional shares, on the effective date, each of every three shares of our common stock will be combined and converted, automatically and without any action on the part of the stockholders, into two shares of common stock. Beginning on the effective date, each certificate representing old shares will be deemed for all corporate purposes to evidence ownership of new shares, if approved.

As soon as practicable after the effective date, stockholders will be notified that the Reverse Stock Split has been effected. Our transfer agent will act as exchange agent for the Reverse Stock Split for purposes of implementing the exchange of stock certificates. Holders of old shares may (but will not be required to) surrender to the exchange agent certificates representing old shares in exchange for certificates representing new shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us or our transfer agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

Payment for Fractional Shares

We will not issue any fractional shares in connection with the Reverse Stock Split. Instead, any fractional share resulting from the Reverse Stock Split will be rounded up to the nearest whole share.

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U.S. Federal Income Tax Consequences

The following is a summary of important U.S. federal tax considerations of the proposed Reverse Stock Split. It addresses only stockholders who hold the pre-Reverse Stock Split shares and post-Reverse Stock Split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge or conversion transaction, stockholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended, or the Code, stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options, if any, or otherwise as compensation.

This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. We have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split.

ACCORDINGLY, ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

We believe that a stockholder generally will not recognize gain or loss on the Reverse Stock Split. The aggregate tax basis of the post-Split shares received will be equal to the aggregate tax basis of the presplit shares exchanged therefor, and the holding period of the post-Split shares received will include the holding period of the pre-Split shares exchanged. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

Interest of Certain Persons in the Corporate Action

Except as described below, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Corporate Action to which is not shared by all other holders of the Company’s common stock. See “Stockholdings of Certain Beneficial Owners, Directors and Management.” Yin-Chieh Cheng is the Company’s Chief Executive Officer, President and Chairman of the Board. Shun-Chih Chuang is the Company’s Chief Financial Officer.

Nasdaq Listing Contingency; Reservation of Right to Abandon Reverse Stock Split

The Reverse Stock Split is contingent upon Nasdaq approving to list the Company’s common stock on the Nasdaq Capital Market. In the event the Company’s listing application is not approved by Nasdaq, the Board will abandon the Reverse Stock Split

Notwithstanding the foregoing, we reserve the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing of the Amendment with the Nevada Secretary of State for any reason deemed appropriate by the Board.

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Stockholdings of Certain Beneficial Owners, Directors and Executive Officers

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of the Record Date, by each person or group of affiliated persons known to the Company to beneficially own 5% or more of its common stock, each director, each named executive officer, and all of its directors and named executive officers as a group.

Name and Address of Beneficial Owner(1)	Title	Beneficially owned		Percent of Class(2)
Officers and Directors
Yin-Chieh (Jeff) Cheng	Chairman of the Board, President, Chief Executive Officer	7,792,586	(3)	59.00%
Shun-Chih (Jimmy) Chuang	Chief Financial Officer	875,000	(4)	8.08%
Hsien-Wen (Stan) Yu	Chief Operating Officer	120,000	(5)	1.11%
Gerald H. Lindberg	Secretary, Director	–		–
David Yu-Lung Kou	Director	–		–
Thomas A. Steele	Director	–		–
Hui-Ying Zhuang	Director	–		–

Officers and Directors as a Group (total of 7 persons)		8,787,586		65.32%

5% Stockholders
Erik S. Nelson		1,152,600	(6)	10.76%
Marina S. Fiorino		543,000	(7)	5.07%

(1)	Unless otherwise indicated, the principal address of the named officers and directors c/o Nocera, Inc., 3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City 221, Taiwan.
(2)	Based on 10,707,150 shares of common stock issued and outstanding as of the Record Date. Any shares of common stock not outstanding which are issuable upon the exercise or conversion of other securities held by a person within the next 60 days are considered to be outstanding when computing such person’s ownership percentage of common stock but are not when computing anyone else’s ownership percentage.
(3)	Includes (i) 5,292,586 shares of common stock; and (ii) 2,500,000 shares of common stock issuable upon the exercise for Series A warrants at a price of $0.50 per share until April 23, 2026.
(4)	Includes (i) 750,000 shares of common stock; and (ii) 125,000 shares of common stock issuable upon the exercise of Class A warrants at a price of $0.50 per share until April 23, 2026.
(5)	Includes 120,000 shares of common stock issuable upon the exercise of Class A warrants for $0.50 per warrant until April 23, 2026.
(6)	Includes (i) 1,000,000 shares held by Nelson Fiorino Holdings, LLC, an entity of which Mr. Nelson has sole voting and dispositive control; (ii) 150,000 shares held by Coral Investment Partners, LP, an entity of which Erik Nelson is deemed to have voting and dispositive control; and (iii) 2,600 shares personally held by Mr. Nelson. This does not include 650,000 shares of common stock issuable upon the exercise of Class A warrants for $0.50 per share until April 23, 2026 and 650,000 shares of common stock issuable upon the exercise of Class B warrants for $1.00 per share until April 23, 2026 since such Class A warrants and Class B warrants contain blockers that prohibit Mr. Nelson from exercising warrants if such exercise will result in the beneficial ownership of more than 4.99% (or if Mr. Nelson elects, 9.99%) of the Company’s outstanding stock. Mr. Nelson was the former Secretary and Director of the Company and resigned on December 31, 2021. Mr. Nelson’s business address is 2030 Powers Ferry Road SE, Suite 212, Atlanta, GA 30339.
(7)	The address for Ms. Fiorino is 1 San Marzano sul Sarno, Italy 84010.

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Corporate Actions by Security Holders

As of the date of this Information Statement, no proposals have been received by the Company.

Householding

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to the Company’s principal executive offices stating your name, your shared address and the address to which the Company should direct the additional copy of the Information Statement or by calling the Company’s principal executive offices. If multiple shareholders sharing an address have received one copy of this Information Statement and would prefer the Company mail each shareholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to the Company’s principal executive offices.

Additional Information

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates or may be accessed at the SEC’s Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is located at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

We will provide, upon request and without charge, to each stockholder receiving this Information Statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You are encouraged to review the Annual Report on Form 10-K and any subsequent information we filed or will file with the SEC and other publicly available information.

This Information Statement is dated April 28, 2022. You should not assume that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement to stockholders does not create any implication to the contrary.

April 28, 2022	By Order of the Board of Directors,

/s/ Yin-Chieh Cheng
Yin-Chieh Cheng
Chairman of the Board of Directors

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Appendix A

Article V of the Amended and Restated Articles of Incorporation, as amended, of the Corporation is hereby amended by inserting the paragraph below immediately following the last sentence of such Article:

“Upon the effectiveness of this Amendment (the “Effective Time”), pursuant to the Nevada Revised Statutes, of this Certificate of Amendment to the Amendment of Incorporation of the Corporation, each three (3) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into two (2) shares of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to one whole share in lieu of such fractional share interests. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above, without any further action by the Corporation or holder thereof.”

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